EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated February 20, 2004

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial to Speak to Institutional and Indivdual Investors

FLUSHING, NY - February 20, 2004 - Flushing Financial Corporation (Nasdaq: FFIC) today announced that, through arrangements with Wall Street Transcripts and FTN Midwest Research, it will make presentations to several institutional and individual investors.

Michael J. Hegarty, Flushing Financial's President and Chief Executive Officer, and John R. Buran, Flushing Financial's Executive Vice President and Chief Operating Officer will make presentations in New York on February 24th at The Wall Street Transcript's "Investing in the Banking Industry" conference and on February 25th with FTN Midwest Research.

The presentations will focus on the Company's 2003 performance, and will also include a presentation on the Company's strategic operating objectives.

The presentation will be available on the Company's website, www.flushingsavings.com, at 9:00 AM on Tuesday, February 24, 2004, and will remain available through March 31, 2004.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx, and Nassau County.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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